Exhibit 99.1

Entegris Reports Record Year in Sales, Earnings, and Cash Flow

The Company Reports Fourth-Quarter Sales of $164 million and Non-GAAP EPS of $0.16; Fourth-Quarter Cash From Operations was $45 Million

BILLERICA, Mass., February 1, 2012 – Entegris, Inc. (Nasdaq: ENTG) today reported its financial results for the Company’s fourth quarter and fiscal year ended December 31, 2011.

The Company recorded fourth-quarter sales of $163.9 million, a decline of 10 percent from the prior year, and 5 percent sequentially. Net income was $40.8 million, or $0.30 per share. These results included amortization of intangible assets of $2.5 million and a one-time income tax benefit of $21.0 million. Non-GAAP earnings per share of $0.16 in the fourth quarter of 2011 compared to $0.23 in the fourth quarter a year ago and $0.17 in the third quarter of 2011. A reconciliation table of GAAP to non-GAAP earnings per share is contained in this press release.

Fiscal 2011 sales were $749.3 million, representing a 9 percent increase compared to sales of $688.4 million in 2010. Net income per share of $0.91 compared to net income of $0.63 per share a year earlier. On a non-GAAP basis, net income per share in fiscal 2011 was $0.80 compared with net income per share of $0.71 for the year earlier.

Gideon Argov, president and chief executive officer, said: “We are pleased to report our second consecutive record year in terms of revenue, earnings, and operating cash flow. We executed well operationally and achieved market share gains in several key markets. Given our strategic initiatives to address the most challenging contamination control needs in the semiconductor and adjacent high-technology industries, we are excited about the growth opportunities ahead.”

“While production levels for much of the semiconductor industry remained flat in the fourth quarter, we are seeing strength in technology-driven demand for some of our latest generation products geared toward leading-edge semiconductor processes,” Argov said.

For the fiscal first quarter ending March 31, 2012, the Company expects sales to be flat to up 5 percent and non-GAAP EPS to range from $0.11 to $0.13.

Fourth-Quarter Results Conference Call Details

Entegris will hold a conference call to discuss its results for the fourth quarter on Wednesday, February 1, 2012, at 10:00 a.m. Eastern Time. Participants should dial 1-719-325-2289 or 1-888-617-5714, referencing confirmation code 3513471. Participants are asked to dial in 8 to 13 minutes prior to the start of the call. A replay of the call will be available starting at 1:00 p.m. ET on February 1 until March 16, 2012. The replay can be accessed by using passcode 3513471 after dialing 1-719-457-0820 or 1-888-203-1112. A live and on-demand webcast of the call can also be accessed from the investor relations section of Entegris’ website at www.entegris.com.

ABOUT ENTEGRIS

Entegris is a leading provider of a wide range of products for purifying, protecting and transporting critical materials used in processing and manufacturing in the semiconductor and other high-technology industries. Entegris is ISO 9001 certified and has manufacturing, customer service and/or research facilities in the United States, China, France, Germany, Israel, Japan, Malaysia, Singapore, South Korea and Taiwan. Additional information can be found at www.entegris.com.

NON-GAAP INFORMATION

The Company’s consolidated financial statements are prepared in conformity with accounting principles generally accepted in the United States (GAAP). Adjusted EBITDA and Adjusted Operating Income together with related measures thereof, and non-GAAP EPS, are considered “Non-GAAP financial measures” under the rules and regulations of the SEC. These financial measures are provided as a complement to financial measures provided in accordance with GAAP. We provide non-GAAP financial measures in order to better assess and reflect operating performance. Management believes the non-GAAP measures help indicate our baseline performance before certain gains, losses or other charges that may not be indicative of our business or future outlook. We believe these non-GAAP measures will aid investors’ overall understanding of our results by providing a higher degree of transparency for certain expenses and providing a level of disclosure that will help investors understand how we plan and measure our business. The presentation of non-GAAP measures is not meant to be considered in isolation, as a substitute for, or superior to, financial measures or information provided in accordance with GAAP. The calculations of Adjusted EBITDA margin, Adjusted Operating Income, and non-GAAP EPS are included elsewhere in this release.

Forward-Looking Statements

Certain information contained in this press release may constitute forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. These forward-looking statements are based on current management expectations only as of the date of this press release, and involve substantial risks and uncertainties that could cause actual results to differ materially from the results expressed in, or implied by, these forward-looking statements. Statements that include such words as “anticipate,” “believe,” “estimate,” “expect,” “forecast,” “may,” “will,” “should” or the negative thereof and similar expressions as they relate to Entegris or our management are intended to identify such forward-looking statements. These statements are not guarantees of future performance and involve risks, uncertainties and assumptions that are difficult to predict. These risks include, but are not limited to, fluctuations in the market price of Entegris’ stock, Entegris’ future operating results, other acquisition and investment opportunities available to Entegris, general business and market conditions and other factors. Additional information concerning these and other risk factors may be found in previous financial press releases issued by Entegris and Entegris’ periodic public filings with the Securities and Exchange Commission, including discussions appearing under the headings “Risks Relating to our Business and Industry,” “Risks Related to our Borrowings”, “Manufacturing Risks,” “International Risks,” and “Risks Related to Owning Our Securities” in Item 1A of our Annual Report on Form 10–K for the fiscal year ended December 31, 2010, as well as other matters and important factors disclosed previously and from time to time in the filings of Entegris with the U.S. Securities and Exchange Commission. Except as required under the federal securities laws and the rules and regulations of the Securities and Exchange Commission, we undertake no obligation to update publicly any forward-looking statements contained herein.

Entegris, Inc. and Subsidiaries

Condensed Consolidated Statements of Operations

(In thousands, except per share data)

(Unaudited)

	Three Months Ended
	December 31, 2011	October 1, 2011	December 31, 2010
Net sales	$163,922	$173,014	$182,100
Cost of sales	96,308	98,186	101,591

Gross profit	67,614	74,828	80,509
Selling, general and administrative expenses	32,398	33,533	38,199
Engineering, research and development expenses	11,029	11,957	10,997
Amortization of intangible assets	2,462	2,505	2,772

Operating income	21,725	26,833	28,541
Interest expense (income), net	9	(38)	306
Other (income) expense, net	(102)	315	(271)

Income before income taxes and equity in affiliates	21,818	26,556	28,506
Income tax (benefit) expense	(18,933)	4,582	(196)
Equity in net (income) loss of affiliates	(10)	(14)	1,838

Net income	40,761	21,988	26,864
Net loss attributable to noncontrolling interest	—	—	(139)

Net income attributable to Entegris, Inc.	$40,761	$21,988	$27,003

Amounts attributable to Entegris, Inc.:
Basic net income per common share:	$0.30	$0.16	$0.20
Diluted net income per common share:	$0.30	$0.16	$0.20

Weighted average shares outstanding:
Basic	135,509	134,995	132,314
Diluted	137,032	136,305	133,971

Entegris, Inc. and Subsidiaries

Condensed Consolidated Statements of Operations

(In thousands, except per share data)

(Unaudited)

	Twelve months ended
	December 31, 2011	December 31, 2010
Net sales	$749,259	$688,416
Cost of sales	423,329	377,773

Gross profit	325,930	310,643
Selling, general and administrative expenses	140,847	147,051
Engineering, research and development expenses	47,980	43,934
Amortization of intangible assets	10,225	13,231

Operating income	126,878	106,427
Interest expense, net	659	3,516
Other (income) expense, net	(1,745)	1,430

Income before income taxes	127,964	101,481
Income tax expense	3,617	15,006
Equity in net (income) loss of affiliates	(499)	1,353

Net income	124,846	85,122
Net income attributable to noncontrolling interest	400	766

Net income attributable to Entegris, Inc.	$124,446	$84,356

Amounts attributable to Entegris, Inc.:
Basic net income per common share:	$0.92	$0.64
Diluted net income per common share:	$0.91	$0.63

Weighted average shares outstanding:
Basic	134,685	131,685
Diluted	136,223	133,174

Entegris, Inc. and Subsidiaries

Condensed Consolidated Balance Sheets

(In thousands)

(Unaudited)

	December 31, 2011	December 31, 2010
ASSETS
Cash and cash equivalents	$273,593	$133,954
Accounts receivable, net	107,223	124,732
Inventories	93,937	101,043
Deferred tax assets, deferred tax charges and refundable income taxes	15,805	11,484
Other current assets and assets held for sale	12,441	15,878

Total current assets	502,999	387,091

Property, plant and equipment, net	130,554	126,725

Intangible assets	56,453	65,087
Deferred tax assets – non-current	25,119	10,855
Other assets	9,538	11,627

Total assets	$724,663	$601,385

LIABILITIES AND EQUITY
Accounts payable	$30,609	$34,631
Accrued liabilities	47,841	59,503
Income tax payable and deferred tax liabilities	13,544	13,500

Total current liabilities	91,994	107,634

Other liabilities	23,831	29,738
Equity	608,838	464,013

Total liabilities and equity	$724,663	$601,385

Entegris, Inc. and Subsidiaries

Condensed Consolidated Statements of Cash Flows

(In thousands)

(Unaudited)

	Three Months Ended		Twelve Months Ended
	December 31, 2011	December 31, 2010	December 31, 2011	December 31, 2010
Operating activities:
Net income	$40,761	$26,864	$124,846	$85,122
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation	6,547	7,322	26,839	27,967
Amortization	2,462	2,772	10,225	13,231
Stock-based compensation expense	1,735	2,154	7,519	7,588
Deferred tax valuation allowance and other tax items	(19,254)	(5,017)	(19,367)	(2,953)
Other	978	2,881	541	2,676
Changes in operating assets and liabilities:
Trade accounts and notes receivable	3,652	971	19,336	(26,789)
Inventories	7,836	(3,056)	3,632	(14,285)
Accounts payable and accrued liabilities	(289)	2,509	(15,127)	34,860
Income taxes payable and refundable income taxes	(182)	4,813	(1,033)	13,243
Other	270	(2,229)	(125)	238

Net cash provided by operating activities	44,516	39,984	157,286	140,898

Investing activities:
Acquisition of property and equipment	(6,121)	(4,635)	(30,267)	(16,794)
Other	2,440	317	1,836	4,809

Net cash used in investing activities	(3,681)	(4,318)	(28,431)	(11,985)

Financing activities:
Payments on short-term borrowings and long-term debt	—	(6,203)	—	(259,157)
Proceeds from short-term and long-term borrowings	—	—	—	186,649
Issuance of common stock	6,034	5,136	11,690	6,799
Other	259	85	(826)	—

Net cash provided by (used in) financing activities	6,293	(982)	10,864	(65,709)

Effect of exchange rate changes on cash	(572)	456	(80)	2,050

Increase in cash and cash equivalents	46,556	35,140	139,639	65,254
Cash and cash equivalents at beginning of period	227,037	98,814	133,954	68,700

Cash and cash equivalents at end of period	$273,593	$133,954	$273,593	$133,954

Entegris, Inc. and Subsidiaries

Segment Information

(In thousands)

(Unaudited)

	Three Months Ended			Twelve Months Ended
Net sales	December 31, 2011	October 1, 2011	December 31, 2010	December 31, 2011	December 31, 2010
Contamination Control Solutions	$105,062	$110,015	$118,106	$483,958	$435,858
Microenvironments	40,116	42,738	45,772	182,150	182,485
Specialty Materials	18,744	20,261	18,222	83,151	70,073

Total net sales	$163,922	$173,014	$182,100	$749,259	$688,416

	Three Months Ended			Twelve Months Ended
Segment profit	December 31, 2011	October 1, 2011	December 31, 2010	December 31, 2011	December 31, 2010
Contamination Control Solutions	$26,082	$29,522	$34,609	$140,313	$122,891
Microenvironments	6,201	6,790	7,602	29,959	38,930
Specialty Materials	4,340	4,675	2,847	18,255	11,080

Total segment profit	36,623	40,987	45,058	188,527	172,901
Amortization of intangibles	(2,462)	(2,505)	(2,772)	(10,225)	(13,231)
Unallocated expenses	(12,436)	(11,649)	(13,745)	(51,424)	(53,243)

Total operating income	$21,725	$26,833	$28,541	$126,878	$106,427

Entegris, Inc. and Subsidiaries

Reconciliation of GAAP to Adjusted Operating Income and Adjusted EBITDA

(In thousands)

(Unaudited)

	Three Months Ended			Twelve Months Ended
	December 31, 2011	October 1, 2011	December 31, 2010	December 31, 2011	December 31, 2010
Net sales	$163,922	$173,014	$182,100	$749,259	$688,416

Net income attributable to Entegris, Inc.	$40,761	$21,988	$27,003	$124,446	$84,356
Adjustments to net income attributable to Entegris, Inc.
Net (loss) income attributable to noncontrolling interest	—	—	(139)	400	766
Equity in net (income) loss of affiliates	(10)	(14)	1,838	(499)	1,353
Income tax (benefit) expense	(18,933)	4,582	(196)	3,617	15,006
Other (income) expense, net	(102)	315	(271)	(1,745)	1,430
Interest expense (income), net	9	(38)	306	659	3,516

GAAP – Operating income	21,725	26,833	28,541	126,878	106,427
Amortization of intangible assets	2,462	2,505	2,772	10,225	13,231
Gain associated with pension curtailment	—	(726)	—	(726)	—

Adjusted operating income	24,187	28,612	31,313	136,377	119,658
Depreciation	6,547	6,763	7,322	26,839	27,967

Adjusted EBITDA	$30,734	$35,375	$38,635	$163,216	$147,625

Adjusted operating margin	14.8%	16.5%	17.2%	18.2%	17.4%
Adjusted EBITDA – as a % of net sales	18.7%	20.4%	21.2%	21.8%	21.4%

Entegris, Inc. and Subsidiaries

Reconciliation of GAAP to Non-GAAP Earnings per Share

(In thousands)

(Unaudited)

	Three Months Ended			Twelve Months Ended
	December 31, 2011	October 1, 2011	December 31, 2010	December 31, 2011	December 31, 2010
GAAP net income attributable to Entegris, Inc.	$40,761	$21,988	$27,003	$124,446	$84,356
Adjustments to net income attributable to Entegris, Inc.:
Amortization of intangible assets	2,462	2,505	2,772	10,225	13,231
Accelerated write-off of debt costs	—	—	—	282	890
Gain on sale of equity investment	—	—	—	(1,523)	(892)
Gain associated with pension curtailment	—	(726)	—	(726)	—
Reversal of deferred tax valuation allowance (1)	(20,999)	—	—	(20,999)	—
Impairment of equity investment	—	—	2,164	—	2,164
Tax effect of adjustments to net income attributable to Entegris, Inc.	(863)	(458)	(1,022)	(3,355)	(4,871)

Non-GAAP net income attributable to Entegris, Inc.	$21,361	$23,309	$30,917	$108,350	$94,878

Diluted earnings per common share attributable to Entegris, Inc.:	$0.30	$0.16	$0.20	$0.91	$0.63
Effect of adjustments to net income attributable to Entegris, Inc.	$0.14	$0.01	$0.03	$0.12	$0.08
Diluted non-GAAP earnings per common share attributable to Entegris, Inc.:	$0.16	$0.17	$0.23	$0.80	$0.71

(1)	This amount represents the reversal of the remaining valuation allowance on certain of the Company’s deferred tax assets. The amount excludes the reversal of the valuation allowance on those deferred tax assets realized in 2011 and 2010 based on earnings in those years.

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